Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE		March 14, 2013
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2013 FINANCIAL RESULTS AND CONFERENCE CALL
OLATHE, KANSAS, March 14, 2013, - Butler National Corporation (OTC QB: BUKS), a leader in the global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months ended January 31, 2013.  In conjunction with the release, the Company has scheduled a conference call Friday, March 15, 2013 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2013 Financial Results Conference Call
When: Friday, March 15, 2013 - 10:00 AM Central Daylight Time
How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  A replay of the conference call will be archived on the Company’s web site.
Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2013.

Historical selected financial data related to all operations:
	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2013	2012	2011	2013	2012	2011
Net Sales	$ 11,000	$ 13,734	$ 12,859	$ 38,005	$ 40,021	$ 33,422
Operating Income	(519)	1,568	1,514	1,465	3,621	2,230
Net Income	(755)	568	867	(373)	1,135	1,228
Total Assets	44,321	39,438	29,791	44,321	39,438	29,791
Long-term Obligations	9,676	10,832	4,314	9,676	10,832	4,314
Stockholders' Equity	20,413	19,513	17,653	20,413	19,513	17,653
Weighted Average Shares – Diluted	57,543	56,594	56,267	57,538	56,594	56,196
New Product Research and Development Cost	471	429	400	1,268	1,208	1,218

Management Comments

"The fiscal quarter-ended January 31, 2013 was a challenging period for Butler National Corporation.  Revenue decreased 20% to $11.0 million in the three months ended January 31, 2013, as compared to $13.7 million in the three months ended January 31, 2012.  The quarter to quarter decrease in revenue reflects a decrease in both professional services revenue (down 13%) and aerospace products revenue (down 36%).  Professional services revenue was impacted by severe weather across the Midwest during late December and January.  This included a snowstorm that impacted Boot Hill Casino and Resort over the important holiday season.  The decrease in aerospace products revenue was primarily due to uncertainty in the domestic economy and ordering delays in the international markets.  We anticipate future domestic military spending reductions and continued slow growth of the United States economy.  Butler National Corporation is working to overcome these challenges by continuing to drive growth in international markets.  This includes significant efforts in South America, Europe, Africa, and Asia.

Third quarter fiscal 2013 resulted in a net loss of $755,000 compared to a net income of $568,000 in the third quarter fiscal 2013.  The net loss was a direct result of the decrease in revenue.  Butler National Corporation is working on returning to and exceeding previous revenue levels while continuing to focus on our margin expansion initiatives, including efficiencies in our implementation and operational processes and controlling general and administrative expenses.

During the three months ending January 31, 2013, we invested approximately $471,000 in projects focused on the development and acquisition of new products.  We feel this expenditure for the design and development engineering, testing, and certification of new products may help stabilize our long-term revenue and enhance our profits.

This is a challenging time for Butler National Corporation.  It is important to note this is the first nine month reporting period since 2001 the Company has reported a net loss.  Management and all employees are focused on the execution of our numerous business development opportunities as well as increasing revenue while managing costs. We continue to believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:
Revenue from professional services decreased 13% from $8.3 million in the three months ended January 31, 2013 from $9.5 million in the three months ended January 31, 2012. The decrease in professional services revenue was driven by decreased revenue from Boot Hill casino of $664,000 and all other professional services of $556,000. Operating income from professional services decreased to $227,000 in the three months ended January 31, 2013 from $962,000 in the three months ended January 31, 2012.

Aerospace Products:
Revenue decreased 36% from $2.7 million in the three months ended January 31, 2013 compared to $4.2 million in the three months ended January 31, 2012. This decrease is due to reduced military spending and uncertainty in the economy.  We anticipate future domestic military spending reductions, continued slow growth of the United States economy, and volatility in the aerospace industry including challenges faced by certain aircraft manufacturers.  The results of sequestration activities on the aviation and defense industries remain unknown at this time.  Aerospace products had an operating loss of $765,000 in the three months ended January 31, 2013 compared to operating income of $63,000 in the three months ended January 31, 2012.  We are working to overcome this volatility by increasing marketing efforts in international markets and continuing to diversify product offerings.

Backlog:
As of January 31, 2013 our backlog totaled approximately $5.3 million.  The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy and Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
www.jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (913) 780-9595
THE WORLDWIDE WEB:
Please visit www.butlernational.com for pictures of our products and details about Butler National Corporation and its subsidiaries.